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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 28, 2000, accompanying the consolidated statements of income, stockholders' equity and cash flows of Total Entertainment Restaurant Corp. for the year ended December 28, 1999, appearing in the annual report on Form 10-K for the year ended December 25, 2001, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


   /s/ GRANT THORNTON LLP
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Wichita, Kansas
July 1, 2002